                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 14, 1995, which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

ANDREW C. SARAGER, CPA, PC

Phoenix, Arizona

September 30, 1996